PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-96061



                                     [LOGO]


                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:


                                                                              Share         Primary
    Name of Company                                            Ticker        Amounts    Trading Market
    ---------------                                            ------        -------    --------------
    3Com Corporation                                            COMS            3           NASDAQ
    Adaptec, Inc.                                               ADPT            1           NASDAQ
    Apple Computer, Inc.(1)                                     AAPL            4           NASDAQ
    Ciena Corporation                                           CIEN            2           NASDAQ
    Cisco Systems, Inc.                                         CSCO           26           NASDAQ
    Dell Inc.                                                   DELL           19           NASDAQ
    EMC Corporation                                             EMC            16            NYSE
    Extreme Networks, Inc.                                      EXTR            2           NASDAQ
    Foundry Networks, Inc.                                      FDRY            1           NASDAQ
    Gateway, Inc.                                               GTW             2            NYSE
    Hewlett-Packard Company                                     HPQ          22.2225         NYSE
    International Business Machines Corporation                 IBM            13            NYSE
    Juniper Networks, Inc.                                      JNPR            2           NASDAQ
    McDATA Corporation                                         MCDTA         0.58891        NASDAQ
    Network Appliance, Inc.                                     NTAP            2           NASDAQ
    Napster, Inc. (2)                                           ROXI         0.1646         NASDAQ
    Sun Microsystems, Inc.                                      SUNW           25           NASDAQ
    Sycamore Networks, Inc.                                     SCMR            2           NASDAQ
    Unisys Corporation                                          UIS             2            NYSE
    Veritas Software Corporation                                VRTS          0.893         NASDAQ

(1) As a result of a 2 for 1 stock split of Apple Computer Inc. (NASDAQ: AAPL) on March 3, 2005, the number of shares of Apple Computer Inc. represented by each 100 round lot of the Internet Architecture HOLDRS Trust has been increased from 2 shares to 4 shares.

(2) Until December 17, 2004, Napster, Inc., an underlying constituent of the Internet Architecture HOLDRS Trust, was known as Roxio, Inc. Effective January 3, 2005, Napster, Inc. changed its ticker symbol to "NAPS".


    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2005.